Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

Payment Data Systems, Inc. (the Company) acquired the membership interests of Singular Payments, LLC (Singular Payments) for total consideration of $5,000,000 consisting of $1,500,000 cash, minus the balance of the outstanding note receivable of $600,000, and common stock valued at $3,500,000 on September 1, 2017. The Company financed the acquisition by issuing new common shares and utilizing existing cash generated from operations.

The unaudited pro forma condensed consolidated financial statements set forth below are based on the audited financial statements of Payment Data Systems, Inc. as of and for the year ended December 31, 2016 and the audited financial statements of Singular Payments, LLC as of and for the year ended December 31, 2016.

The following unaudited pro forma condensed consolidated financial statements are based on our historical consolidated financial statements and Singular Payments, LLC historical consolidated financial statements as adjusted to give effect to the Company's acquisition of Singular Payments. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 give effect to the transaction as if it had occurred on January 1, 2016.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed financial statements should be read together with the Company's historical financial statements, which are included in the Company's latest annual report on Form 10-K and quarterly report on Form 10-Q, and Singular Payments, LLC historical financial information included herein.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the SEC for the preparation of pro forma financial statements.  They are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable and are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.  We emphasize, however, that the unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what Payment Data Systems, Inc.’s actual combined performance or financial position would have been had the transactions occurred on the dates indicated and do not purport to indicate financial position or results of operations as of any future date or for any future period.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2016

	Payment Data Systems, Inc. Historical	Singular Payments, LLC (Acquiree) Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$4,120,738	$58,277	$(1,500,000)	(a)	$2,620,738
			(58,277)	(c)
Accounts receivable, net	907,750	75,999	(75,999)	(c)	907,750
Settlement processing assets	43,851,311	—	—		43,851,311
Prepaid expenses and other	142,029	—	—		142,029
Notes receivable	200,000	—	—		200,000
Current assets before restricted cash	49,221,828	134,276	(1,634,276)		47,721,828
Settlement processing assets	15,803,641	—	—		15,803,641
Total current assets	65,025,469	134,276	(1,634,276)		63,525,469

Property and equipment, net	2,494,510	52,511	(52,511)	(c)	2,494,510

Other Assets:
Intangibles, net	172,899	—	5,000,000	(b)	5,172,899
Deferred tax asset	1,621,000	—	—		1,621,000
Other assets	200,808	—	—		200,808
Total other assets	1,994,707	—	5,000,000		6,994,707
Total Assets	$69,514,686	$186,787	$3,313,213		$73,014,686

LIABILITIES AND STOCKHOLDERS'
EQUITY
Current Liabilities:
Accounts payable	$145,044	$47,824	$(47,824)	(c)	$145,044
Accrued expenses	703,322	184	(184)	(c)	703,322
Settlement processing obligations	43,851,311	—	—		43,851,311
Current liabilities before restricted cash	44,699,677	48,008	(48,008)		44,699,677
Restricted cash	15,803,641	—	—		15,803,641
Total current liabilities	60,503,318	48,008	(48,008)		60,503,318
Stockholders' Equity:
Preferred stock	—	—	—		—
Common stock	181,818	—	1,515	(a)	183,333
Additional paid-in capital	63,881,365	—	3,498,485	(a)	67,379,850
Treasury stock	(718,149)	—	—		(718,149)
Deferred compensation	(4,082,025)	—	—		(4,082,025)
Accumulated deficit	(50,251,641)	138,779	(138,779)	(d)	(50,251,641)
Total stockholders' equity	9,011,368	138,779	3,361,221		12,511,368
Total Liabilities and Stockholders' Equity	$69,514,686	$186,787	$3,313,213		$73,014,686

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statements of Operations
Year Ended December 31, 2016

	Payment Data Systems, Inc. Historical	Singular Payments, LLC Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues	$12,076,358	$1,679,709	$9,243,933	(e)	$23,000,000
Operating expenses:
Cost of services	8,293,354	316,388	9,243,933	(e)	17,853,675
Selling, general and administrative:
Stock-based compensation	1,314,778	—	131,670	(f)	1,446,448
Cancellation of stock-based compensation	(261,208)	—	—		(261,208)
Other expenses	3,188,407	1,603,083	—		4,791,490
Depreciation and amortization	901,600	19,313	(19,313)	(h)	1,901,600
			1,000,000	(g)
Total operating expense	13,436,931	1,938,784	10,356,290		25,732,005
Operating income (loss)	(1,360,573)	(259,075)	(1,112,357)		(2,732,005)

Other income and (expenses)
Interest income	97,322	—	—		97,322
Other income (expense)	99,277	4,301,887	(4,301,887)	(h)	99,277
Other income (expenses), net	196,599	4,301,887	(4,301,887)		196,599

Income (loss) before income taxes	(1,163,974)	4,042,812	(5,414,244)		(2,535,406)
Income taxes	32,668	—	—		32,668
Net Income (Loss)	$(1,196,642)	$4,042,812	$(5,414,244)		$(2,568,074)

Basic (loss) per common share	$(0.15)				$(0.27)
Diluted (loss) per common share	$(0.15)				$(0.27)
Weighted average common shares outstanding
Basic	7,838,197		1,515,152	(i)	9,353,349
Diluted	7,838,197		1,515,152	(i)	9,353,349

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statements of Operations
Nine Months ended September 30, 2017

	Payment Data Systems, Inc. Historical	Singular Payments, LLC Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues	$8,950,038	$886,086	$6,622,000	(e)	$16,458,124
Operating expenses:
Cost of services	6,486,587	132,805	6,622,000	(e)	13,241,392
Selling, general and administrative:
Stock-based compensation	655,885	—	87,780	(f)	743,665
Cancellation of stock-based compensation	—	—	—		—
Other expenses	2,800,033	1,021,749	—		3,821,782
Depreciation and amortization	770,607	—	666,667	(b)	1,437,274
Total operating expense	10,713,112	1,154,554	7,376,447		19,244,113
Operating income (loss)	(1,763,074)	(268,468)	(754,447)		(2,785,989)

Other income and (expenses):
Interest income	88,927	—	—		88,927
Other income (expense)	(121)	—	—		(121)
Other income (expenses), net	88,806	—	—		88,806

Income (loss) before income taxes	(1,674,268)	(268,468)	(754,447)		(2,697,183)
Income taxes	36,677	—	—		36,677
Net Income (Loss)	$(1,710,945)	$(268,468)	$(754,447)		$(2,733,860)

Basic (loss) per common share	$(0.20)				$(0.27)
Diluted (loss) per common share	$(0.20)				$(0.27)
Weighted average common shares outstanding
Basic	8,637,169		1,350,462	(i)	9,987,631
Diluted	8,637,169		1,350,462	(i)	9,987,631

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Notes to the Unaudited Pro Forma Condensed Financial Information

Note 1 - Basis of presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma effects that are 1) directly attributable to the business combination, 2) factually supportable and 3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of Singular Payments assets acquired and liabilities assumed and conformed the accounting policies of Singular Payments to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company's financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2 - Financing transactions

The Company completed the acquisition of Singular Payment for total consideration of $5,000,000 consisting of $1,500,000 in cash, minus the balance of the outstanding note receivable of $600,000, and $3,500,000 in shares of common stock, or 1,515,152 shares of the Company's common stock, $0.001 par value, valued at $2.31. The final number of shares issued was determined using the volume-weighted average daily closing price for the shares of common stock for the 5 business days immediately preceding September 1, 2017.

Note 3 - Purchase price allocation

The Company has performed a valuation analysis of the fair market value of Singular Payments assets and liabilities. The following table summarizes the allocation of the purchase price as of September 1, 2017.

Customer list                            $5,000,000
Total Consideration                        $5,000,000

The purchase price allocation has been used to prepare pro forma adjustments to the pro forma balance sheet and income statement.

Note 4 - Pro forma adjustments

The pro forma adjustments are based upon our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

a.	Represents the payment of $1,500,000 in cash and $3,500,000 in common stock (total consideration of $5,000,000) related to acquisition of Singular Payments.

b.
Reflects the adjustment of historical intangible assets acquired by the Company to their estimated fair value. As a part of the valuation analysis, the Company identified intangible assets, including customer lists. The fair value of identifiable intangible assets is determined primarily using the "income approach" which requires a forecast of all of the future cash flows.

			Year Ended	Nine Months Ended
		Estimated	December 31, 2016	September 30, 2017
	Estimated	Useful Life in	Amortization	Amortization
	Fair Value	Years	Expense	Expense

Customer list	$5,000,000	5.0	$1,000,000	$750,000
September adjustment				$83,333
Pro forma expense adjustment			$1,000,000	$666,667

c.	Reflects working capital adjustments based upon the membership interest purchase price agreement.

d.	Reflects the elimination of Singular Payments equity.

e.
Singular Payments recorded net commissions as revenues and accepted no risk on the transaction. Payment Data Systems assumes all risk associated with credit card transactions and in accordance with ASC 605 records revenues as gross. The adjustment reflects the difference in accounting from Singular Payments to Payment Data Systems.

f.	Reflects the incremental stock compensation expense award as a part of the employment agreement of Vaden Landers.

g.	Reflects the incremental amortization expense as a result of the acquisition of Singular Payments.

h.	Eliminates income and expenses that are no longer applicable to Payment Data Systems.

i.	Adjusts outstanding weighted average shares as though the acquisition occurred at January 1, 2016.